Exhibit 99.1

Indaptus Therapeutics Reports Third Quarter 2024 Financial Results and Provides Corporate Update

NEW YORK (November 12, 2024) - Indaptus Therapeutics, Inc. (Nasdaq: INDP) (“Indaptus” or the “Company”), a clinical stage biotechnology company dedicated to pioneering innovative cancer and viral infection treatments, today announced financial results for the third quarter ended September 30, 2024, and provided a corporate update.

Jeffrey Meckler, Indaptus Therapeutics’ Chief Executive Officer, commented, “The recent announcement highlighting our clinical supply agreement with BeiGene is an important milestone, representing a significant step forward in our clinical development as we plan the first clinical trial combining BeiGene’s anti-PD-1 antibody, tislelizumab, with Indaptus’ Decoy20 product candidate for cancer treatment. PD-1 inhibitors have proven meaningful in treating multiple cancer types, and we are optimistic that we can improve patient outcomes by broadly and safely stimulating the immune system to enhance the effectiveness of currently approved treatments. We have also progressed our Phase 1 clinical trial to now allow for unrestricted enrollment of patients in weekly administration at the lower Decoy20 dose, which will enable us to gather more safety and efficacy data, which is important for assessing the full potential of Decoy20. Those data will guide how we initiate the combination trial next year. To date, Decoy20 continues to be well tolerated and we are anxiously awaiting further outcomes, which we will report as the trial progresses. We continue to carefully manage our resources and will provide status updates as they develop.”

Key recent highlights:

●	Announced clinical supply agreement with BeiGene to evaluate novel cancer treatment combinations for the treatment of patients with advanced solid tumors

●	Initiated unrestricted enrollment of patients in Indaptus’ Phase 1 clinical trial of Decoy20 allowing for weekly dosing based on encouraging safety data

●	Announced that Dr. Michael Newman, Founder and Chief Scientific Officer, has published his groundbreaking research in the peer-reviewed journal, Frontiers in Immunology. The article was titled, “Invention and Characterization of a Systemically Administered, Attenuated and Killed Bacteria-Based Multiple Immune Receptor Agonist for Antitumor Immunotherapy”

●	Completed a $3 million registered direct offering and concurrent private placement on August 8, 2024 (the “August 2024 Offering”), for net proceeds of approximately $2.5 million

●	Participated in Lumanity webinar regarding the future of innate immunity in cancer immunotherapy

Financial Highlights for the Third Quarter Ended September 30, 2024

Research and development expenses for the three months ended September 30, 2024, were approximately $1.5 million, a decrease of approximately $0.7 million compared with approximately $2.2 million in the three months ended September 30, 2023. The decrease for the three-month period was primarily due to the development of our manufacturing processes of Decoy20 that were conducted in the three months ended September 30, 2023. Research and development expenses for the nine months ended September 30, 2024, were approximately $4.8 million, a decrease of approximately $0.8 million compared with approximately $5.6 million in the nine months ended September 30, 2023. The decrease for the nine-month period was primarily due to a decrease of approximately $1.1 million in the development of our manufacturing processes of Decoy20 that were conducted in 2023 and was offset by an increase of approximately $0.3 million in our Phase 1 clinical trial and in payroll and related expenses.

General and administrative expenses for the three months ended September 30, 2024, were approximately $1.7 million, a decrease of approximately $0.3 million compared with approximately $2.0 million in the three months ended September 30, 2023. The decrease was primarily due to stock-based compensation, legal fees and recruitment costs. General and administrative expenses for the nine months ended September 30, 2024, were approximately $6.4 million, a decrease of approximately $0.2 million compared with approximately $6.6 million in the nine months ended September 30, 2023. The decrease for the nine-month period was primarily due to a decrease of approximately $0.7 million in legal fees, payroll and related expenses, recruitment costs and directors’ and officers’ insurance expenses, and was offset by an increase of approximately $0.5 million in investor relations and business development expenses.

Loss per share for the three months ended September 30, 2024, was approximately $0.32 compared with approximately $0.47 for the three months ended September 30, 2023. Loss per share for the nine months ended September 30, 2024, was approximately $1.23 compared with approximately $1.36 per share for the nine months ended September 30, 2023.

As of September 30, 2024, the Company had cash and cash equivalents of approximately $7.4 million. As of December 31, 2023, the Company had cash and cash equivalents of $13.4 million. The Company expects that its current cash and cash equivalents will support its ongoing operating activities into the first quarter of 2025. This cash runway guidance is based on the Company’s current operational plans and excludes any additional funding and any business development activities that may be undertaken. Indaptus continues to assess all financing options that would support its corporate strategy.

Net cash used in operating activities was approximately $8.9 million for the nine months ended September 30, 2024, compared with net cash used in operating activities of approximately $10.8 million for the nine months ended September 30, 2023. The decrease resulted primarily from a decrease in our research and development activities and general and administrative expenses and by net changes in operating asset and liability items.

There was no net cash provided by or used in investing activities in the nine months ended September 30, 2024. Net cash provided by investing activities was approximately $17.1 million for the nine months ended September 30, 2023, which was related to the maturity of $24.0 million in marketable securities, offset by net investment of approximately $6.9 million in marketable securities.

Net cash provided by financing activities for the nine months ended September 30, 2024, was approximately $2.9 million, which was provided by the issuance and sale of our common stock under the ATM Agreement and the issuance and sale of our common stock and warrants in the August 2024 Offering. There was no net cash provided by or used in financing activities in the nine months ended September 30, 2023.

About Indaptus Therapeutics

Indaptus Therapeutics has evolved from more than a century of immunotherapy advances. The Company’s novel approach is based on the hypothesis that efficient activation of both innate and adaptive immune cells and pathways and associated anti-tumor and anti-viral immune responses will require a multi-targeted package of immune system-activating signals that can be administered safely intravenously (i.v.). Indaptus’ patented technology is composed of single strains of attenuated and killed, non-pathogenic, Gram-negative bacteria producing a multiple Toll-like receptor (TLR), Nucleotide oligomerization domain (NOD)-like receptor (NLR) and Stimulator of interferon genes (STING) agonist Decoy platform. The product candidates are designed to have reduced i.v. toxicity, but largely uncompromised ability to prime or activate many of the cells and pathways of innate and adaptive immunity. Decoy product candidates represent an antigen-agnostic technology that have produced single-agent activity against metastatic pancreatic and orthotopic colorectal carcinomas, single agent eradication of established antigen-expressing breast carcinoma, as well as combination-mediated eradication of established hepatocellular carcinomas, pancreatic and non-Hodgkin’s lymphomas in standard pre-clinical models, including syngeneic mouse tumors and human tumor xenografts. In pre-clinical studies tumor eradication was observed with Decoy product candidates in combination with anti-PD-1 checkpoint therapy, low-dose chemotherapy, a non-steroidal anti-inflammatory drug, or an approved, targeted antibody. Combination-based tumor eradication in pre-clinical models produced innate and adaptive immunological memory, involved activation of both innate and adaptive immune cells, and was associated with induction of innate and adaptive immune pathways in tumors after only one i.v. dose of Decoy product candidate, with associated “cold” to “hot” tumor inflammation signature transition. The Decoy platform has also been shown to induce activation, polarization or maturation of human macrophages, dendritic, NK, NKT, CD4 T and CD8 T cells in vitro. IND-enabling, nonclinical toxicology studies demonstrated i.v. administration without sustained induction of hallmark biomarkers of cytokine release syndromes, possibly due to passive targeting to liver, spleen, and tumor, followed by rapid elimination of the product candidate. Indaptus’ Decoy product candidates have also produced meaningful single agent activity against chronic hepatitis B virus (HBV) and chronic human immunodeficiency virus (HIV) infections in pre-clinical models.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These include statements regarding management’s expectations, beliefs and intentions regarding, among other things: our expectations and plans regarding our clinical supply agreement with BeiGene; our plans to advance clinical evaluation of the combination of BeiGene’s anti-PD-1 antibody, tislelizumab, with Decoy20; our ability to gather more safety and efficacy data from our Phase 1 clinical trial; our plans to seek FDA approval and to initiate a combination trial, and the timing thereof; the anticipated effects of our product candidates, including Decoy20; the plans and objectives of management for future operations; our research and development activities and costs; the sufficiency of our cash and cash equivalents to fund our ongoing activities and our cash management strategy; and our assessment of financing options to support our corporate strategy. Forward-looking statements can be identified by the use of forward-looking words such as “believe”, “expect”, “intend”, “plan”, “may”, “should”, “could”, “might”, “seek”, “target”, “will”, “project”, “forecast”, “continue” or “anticipate” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to the following: our limited operating history; conditions and events that raise substantial doubt regarding our ability to continue as going concern; the need for, and our ability to raise, additional capital given our lack of current cash flow; our clinical and preclinical development, which involves a lengthy and expensive process with an uncertain outcome; our incurrence of significant research and development expenses and other operating expenses, which may make it difficult for us to attain profitability; our pursuit of a limited number of research programs, product candidates and specific indications and failure to capitalize on product candidates or indications that may be more profitable or have a greater likelihood of success; our ability to obtain and maintain regulatory approval of any product candidate; the market acceptance of our product candidates; our reliance on third parties to conduct our preclinical studies and clinical trials and perform other tasks; our reliance on third parties for the manufacture of our product candidates during clinical development; our ability to successfully commercialize Decoy20 or any future product candidates; our ability to obtain or maintain coverage and adequate reimbursement for our products; the impact of legislation and healthcare reform measures on our ability to obtain marketing approval for and commercialize Decoy20 and any future product candidates; product candidates of our competitors that may be approved faster, marketed more effectively, and better tolerated than our product candidates; our ability to adequately protect our proprietary or licensed technology in the marketplace; the impact of, and costs of complying with healthcare laws and regulations, and our failure to comply with such laws and regulations; information technology system failures, cyberattacks or deficiencies in our cybersecurity; and unfavorable global economic conditions. These and other important factors discussed under the caption “Risk Factors” included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 to be filed with the SEC, our most recent Annual Report on Form 10-K filed with the SEC on March 13, 2024, and our other filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by applicable law.

Contact: investors@indaptusrx.com

Investor Relations Contact:

CORE IR
Louie Toma
louie@coreir.com

Media Contact:

Cuttlefish Communications

Shira Derasmo

shira@cuttlefishpr.com

917-280-2497

INDAPTUS THERAPEUTICS, INC.

Unaudited Condensed Consolidated Balance Sheets

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$7,380,686	$13,362,053
Prepaid expenses and other current assets	248,737	633,156

Total current assets	7,629,423	13,995,209

Non-current assets:
Property and equipment, net	-	735
Right-of-use asset	105,655	173,206
Other assets	504,728	754,728

Total non-current assets	610,383	928,669

Total assets	$8,239,806	$14,923,878

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$2,128,491	$2,672,327
Operating lease liability, current portion	103,982	101,705

Total current liabilities	2,232,473	2,774,032

Non-current liabilities:
Operating lease liability, net of current portion	4,007	73,348

Total non-current liabilities	4,007	73,348

Total liabilities	2,236,480	2,847,380

Commitments and contingencies

Stockholders’ equity:
Common stock: $0.01 par value, 200,000,000 shares authorized as of September 30, 2024 and December 31, 2023; 10,196,884 shares issued and outstanding as of September 30, 2024 and 8,401,047 shares issued and outstanding as of December 31, 2023	101,969	84,011
Additional paid in capital	62,209,493	57,409,643
Accumulated deficit	(56,308,136)	(45,417,156)

Total stockholders’ equity	6,003,326	12,076,498

Total liabilities and stockholders’ equity	$8,239,806	$14,923,878

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating expenses:
Research and development	$1,466,037	$2,226,688	$4,771,152	$5,587,073
General and administrative	1,676,020	2,021,724	6,423,029	6,611,767

Total operating expenses	3,142,057	4,248,412	11,194,181	12,198,840

Loss from operations	(3,142,057)	(4,248,412)	(11,194,181)	(12,198,840)

Other income, net	73,021	326,024	303,201	778,149

Net loss	$(3,069,036)	$(3,922,388)	$(10,890,980)	$(11,420,691)

Net loss available to common stockholders per share of common stock, basic and diluted	$(0.32)	$(0.47)	$(1.23)	$(1.36)

Weighted average number of shares used in calculating net loss per share, basic and diluted	9,510,447	8,401,047	8,832,630	8,401,047
Net loss	$(3,069,036)	$(3,922,388)	$(10,890,980)	$(11,420,691)
Other comprehensive income (loss):
Reclassification adjustment for interest earned on marketable securities included in net loss	-	(140,567)	-	(430,993)
Change in unrealized gain on marketable securities	-	6,412	-	334,559
Comprehensive loss	$(3,069,036)	$(4,056,543)	$(10,890,980)	$(11,517,125)

Unaudited Condensed Consolidated Statements of Cash Flows

	For the Nine Months Ended
	September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(10,890,980)	$(11,420,691)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	735	964
Stock-based compensation	2,001,727	2,220,413
Interest earned on marketable securities	-	(430,993)
Changes in operating assets and liabilities:
Prepaid expenses and other current and non- current assets	634,419	(84,568)
Accounts payable and other current liabilities	(673,829)	(1,088,785)
Operating lease right-of-use asset and liability, net	487	290
Net cash used in operating activities	(8,927,441)	(10,803,370)

Cash flows from investing activities:
Maturity of marketable securities	-	24,000,000
Purchase of marketable securities	-	(6,859,432)
Net cash provided by investing activities	-	17,140,568

Cash flows from financing activities:
Proceeds from issuance of shares of common stock and warrants	3,375,590	-
Issuance costs	(429,516)	-
Net cash provided by financing activities	2,946,074	-

Net (decrease) increase in cash and cash equivalents	(5,981,367)	6,337,198

Cash and cash equivalents at beginning of period	13,362,053	9,626,800

Cash and cash equivalents at end of period	$7,380,686	$15,963,998

Noncash investing and financing activities
Transaction costs in accounts payable and other current liabilities	$129,993	$-
Change in unrealized gain/loss on marketable securities	$-	$(96,434)
ASC 842 lease renewal option exercise	$-	$236,506
Reclassification of security deposit	$-	$16,477